Exhibit - 4.64

Execution Version Second Supplemental Agreement to Secured Loan Facility Agreement dated 22 December 2015 as amended and supplemented by a First Supplemental Agreement dated 6 April 2016
Dated 2 June 2016
(1) SBI Achilles Shipping Company Limited
       SBI Hermes Shipping Company Limited
      (as Borrowers)
(2) Scorpio Bulkers Inc.
      (as Guarantor)
(3) The Financial Institutions
       listed in Schedule 1
       (as Original Lenders)
(4) ABN AMRO Bank N.V.
       (as Arranger)
(5) ABN AMRO Bank N.V.
       (as Agent)
(6) ABN AMRO Bank N.V.
         (as Swap Provider)
(7) ABN AMRO Bank N.V.
         (as Security Agent)

Exhibit - 4.64

Contents
Page

1	Interpretation 2

2	Conditions 2

3	Representations 3

4	Amendments to Loan Agreement 3

5	Confirmations and Undertakings 6

6	Notices, Governing Law and Enforcement 6

Schedule 1	The Lenders 7

Schedule 2	Effective Date Confirmation 8

Exhibit - 4.64

Second Supplemental Agreement
Dated            2 June                                  2016
Between:

(1)
SBI Achilles Shipping Company Limited ("Borrower A") and SBI Hermes Shipping Company Limited ("Borrower B" and together with Borrower A, the "Borrowers" and each a "Borrower"), each a corporation incorporated under the laws of the Republic of the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960; and

(2)
Scorpio Bulkers Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands, with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 (the "Guarantor"); and

(3)	The Financial Institutions listed in Schedule 1 (The Lenders), each acting through its office at the address indicated against its name in Schedule 1(together the "Lenders" and each a "Lender"); and

(4)	ABN AMRO Bank N.V., acting as mandated lead arranger through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands (in that capacity, the "Arranger"); and

(5)	ABN AMRO Bank N.V., acting as agent through its office at Daalsesingel 71, 3511 SW Utrecht, The Netherlands (in that capacity, the "Agent"); and

(6)	ABN AMRO Bank N.V., acting as swap provider through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands (in that capacity, the "Swap Provider"); and

(7)	ABN AMRO Bank N.V., acting as security agent through its office at Daalsesingel 71, 3511 SW Utrecht, The Netherlands (in that capacity, the "Security Agent").

Supplemental to a secured loan agreement dated 22 December 2015 (as amended and supplemented by a first supplemental agreement dated 6 April 2016, the "Loan Agreement") made between the Borrowers, the Guarantor, the Lenders, the Agent, the Swap Provider and the Security Agent on the terms and subject to the conditions of which each of the Lenders agreed to advance to the Borrowers its respective Commitment of an aggregate amount not exceeding twenty seven million two hundred fifty thousand Dollars ($27,250,000) to assist the Borrowers to finance part of the aggregate of the purchase price of the Vessels.
Whereas:

Exhibit - 4.64

(A)	The Borrowers and the Guarantor have requested that the Finance Parties:

(i)
agree to lower the required VTL Coverage as set out in clause 17.13 (Additional Security) of the Loan Agreement from 145% of the amount of the Loan then outstanding to 140% of the amount of the Loan then outstanding; and

(ii)
amend (subject to the terms of Clause 4.1.6 below) the definition of Consolidated Tangible Net Worth contained in clause 21 (Financial Covenants) of the Loan Agreement to exclude (i) any incurred losses or write downs on assets sold or held for sale on or after 31 March 2016, (ii) any losses incurred on or after 31 March 2016 as a result of the termination of a shipbuilding contract entered into by any person which was a member of the Group both at the time the applicable shipbuilding contract was entered into and at the time of termination, and (iii) any impairment charges taken on assets on or after 31 March 2016,

(together, the "Requests").

(B)	The Finance Parties have agreed to give their consent to the Requests, subject to and upon the terms and conditions contained in this Supplemental Agreement.

It is agreed that:

1	Interpretation

1.1	In this Supplemental Agreement:

1.1.1
"Effective Date" means the date on which the Agent confirms to the Borrowers in writing substantially in the form set out in Schedule 2 that all of the conditions referred to in Clause 2.1 have been satisfied, which confirmation the Agent shall be under no obligation to give if an Event of Default shall have occurred and is continuing;

1.1.2	"Finance Parties" means the Agent, the Security Agent, the Swap Provider and the Lenders; and

1.1.3	"Security Parties" means all parties to this Supplemental Agreement other than the Finance Parties and "Security Party" means any one of them.

1.2
All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Supplemental Agreement unless the context otherwise requires, and clause 1.1.2 of the Loan Agreement shall apply to the interpretation of this Supplemental Agreement as if it is set out in full.

1.3	The Agent and the Borrowers hereby designate this Supplemental Agreement as a Finance Document.

1.4
All obligations, representations, warranties, covenants and undertakings of the Borrowers under or pursuant to this Supplemental Agreement shall, unless otherwise expressly provided, be entered into, made or given by them jointly and severally.

Exhibit - 4.64

2	Conditions

2.1
As conditions for the agreement of the Finance Parties to the Requests and for the effectiveness of Clause 4, the Borrowers shall deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:

2.1.1
a certificate from a duly authorised officer of each Borrower and the Guarantor confirming that none of the documents delivered to the Agent pursuant to clauses 4.1 and 4.3 of the Loan Agreement have been amended or modified in any way since the date of their delivery to the Agent, or copies, certified by a duly authorised officer of the Security Party in question as true, complete, accurate and neither amended nor revoked, of any which have been amended or modified;

2.1.2
a copy, certified by a director or the secretary of the Borrowers and the Guarantor as true, complete and accurate and neither amended nor revoked, of a resolution of the directors of that Security Party (together, where appropriate, with signed waivers of notice of any directors' meetings) approving, and authorising or ratifying the execution of, this Supplemental Agreement and any document to be executed by that Security Party pursuant to this Supplemental Agreement;

2.1.3	a power of attorney of each of the Borrowers and the Guarantor under which this Supplemental Agreement and any documents required pursuant to it are to be executed by that Security Party; and

2.1.4	the following legal opinions, each addressed to the Agent or confirmation satisfactory to the Agent that such opinions will be given:

(a)	a legal opinion of Stephenson Harwood LLP as to matters of English law; and

(b)	a legal opinion of Seward & Kissel LLP as to matters of Marshall Islands law; and

2.1.5	evidence of payment to the Arranger of an amendment fee of $50,000.

2.2	All documents and evidence delivered to the Agent pursuant to Clause 2.1 shall:

2.2.1	be in form and substance acceptable to the Agent;

2.2.2	be accompanied, if required by the Agent, by translations into the English language, certified in a manner acceptable to the Agent; and

2.2.3	if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.

3	Representations

Each of the representations contained in clause 19 of the Loan Agreement shall be deemed repeated by each of the Borrowers and the Guarantor at the date of this Supplemental Agreement and at the

Exhibit - 4.64

Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents include this Supplemental Agreement.

4	Amendments to Loan Agreement

4.1	With effect from the Effective Date the Loan Agreement shall be read and construed as if:

4.1.1	references to "this Agreement" are references to the Loan Agreement as amended and supplemented by this Supplemental Agreement;

4.1.2	references to the Finance Documents include this Supplemental Agreement;

4.1.3	the definition of "Supplemental Agreement" in clause 1.1 (Definitions) of the Loan Agreement shall be deleted and replaced with the following:

""Supplemental Agreement" means the first supplemental agreement to this Agreement dated 6 April 2016 and entered into by the parties to this Agreement.";

4.1.4
the wording "145% of the amount of the Loan then outstanding" in the definition of VTL Coverage as set out in the first paragraph of clause 17.13 (Additional Security) of the Loan Agreement shall be deleted and replaced with:

"140% of the amount of the Loan then outstanding";

4.1.5	the definition of "Consolidated Tangible Net Worth" contained in clause 21 (Financial Covenants) of the Loan Agreement shall be deleted and replaced with the following:

"“Consolidated Tangible Net Worth” means, subject to Clause 21.5 (Consolidated Tangible Net worth) below, on a consolidated basis, the total shareholders’ equity (including retained earnings) of the Guarantor, minus goodwill and as adjusted to exclude:

(a)	any incurred losses and/or write downs on assets sold or held for sale on or after 31 March 2016;

(b)
any losses incurred on or after 31 March 2016 as a result of the termination of a shipbuilding contract entered into by any person which was a member of the Group both at the time the applicable shipbuilding contract was entered into and at the time of termination; and

(c)	any impairment charges taken on assets on or after 31 March 2016."; and

4.1.6	the following new clause 21.5 (Consolidated Tangible Net Worth) shall be inserted in clause 21 (Financial covenants) of the Loan Agreement:

"21.5     Consolidated Tangible Net Worth

21.5.1
The Borrowers shall immediately notify the Agent in writing if an amendment is made to the Nordea US$409,000,000 credit agreement dated as of 30 December 2014 (as amended, supplemented, restated or modified from time to time, the "Nordea Agreement", being a Financing Agreement as defined in Clause 21.4 (Most Favoured Nations Clause) above) to:

Exhibit - 4.64

(a)
amend the definition of "Consolidated Tangible Net Worth" in the Nordea Agreement so that limbs (a), (b) and (c) of such definition refer to losses, write downs and impairment charges incurred on or after 31 December 2013; and / or

(b)	amend the minimum tangible net worth and/ or the maximum leverage covenants in the Nordea Agreement.

21.5.2	The Agent and the Borrowers agree that following any notification given by the Borrowers pursuant to Clause 21.5.1 above, the Agent shall:

(a)
in the case of an amendment as set out in Clause 21.5.1(a) above, notify the Borrowers that the definition of Consolidated Tangible Net Worth as set out in this clause 21 (Financial Covenants) shall be automatically amended to read as follows:

"“Consolidated Tangible Net Worth” means, on a consolidated basis, the total shareholders’ equity (including retained earnings) of the Guarantor, minus goodwill and as adjusted to exclude:

(a)	any incurred losses and/or write downs on assets sold or held for sale on or after 31 December 2013;

(b)
any losses incurred on or after 31 December 2013 as a result of the termination of a shipbuilding contract entered into by any person which was a member of the Group both at the time the applicable shipbuilding contract was entered into and at the time of termination; and

(c)	any impairment charges taken on assets on or after 31 December 2013.", or such materially similar definition as may be agreed in writing between the Agent (acting on the reasonable instructions of the Lenders) and the Borrowers at the relevant time; and

(b)	in the case of an amendment as set out in Clause 21.5.1(b) above, notify the Borrowers whether or not:

(i)	the amendment set out above at Clause 21.5.2(a) will be made. In these circumstances the amendment will be made automatically upon the aforementioned notification by the Agent; or

(ii)
an equivalent amendment is to be made to Clauses 21.2 (Minimum Tangible Net Worth) and / or 21.3 (Maximum Leverage) of this Agreement. In the event that any such equivalent change is to be made, the Parties shall enter into an appropriate amendment to this Agreement.".

4.1.7	All other terms and conditions of the Loan Agreement shall remain unaltered and in full force and effect.

Exhibit - 4.64

5	Confirmations and Undertakings

5.1
Each of the Security Parties confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendments to the Loan Agreement made in this Supplemental Agreement, as if all references in any of the Security Documents to the Loan Agreement are references to the Loan Agreement as amended and supplemented by this Supplemental Agreement.

5.2
The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Loan Agreement made in or pursuant to this Supplemental Agreement.

6	Notices, Governing Law and Enforcement

The provisions of clauses 31, 40 and 41 of the Loan Agreement shall apply to this Supplemental Agreement as if they are set out in full and as if (a) references to each Party are references to each party to this Supplemental Agreement, (b) references to the Finance Documents include this Supplemental Agreement and (c) references to the Borrowers are references to each Security Party.

Exhibit - 4.64

Schedule 1
The Lenders
ABN AMRO Bank N.V.
Coolsingel 93
3012 AE Rotterdam
The Netherlands
Fax no.: +31 10 401 5323

Exhibit - 4.64

Schedule 2
Effective Date Confirmation
To:    SBI Achilles Shipping Company Limited; and
SBI Hermes Shipping Company Limited

Cc:    Scorpio Bulkers Inc.

We, ABN AMRO Bank N.V., refer to the second supplemental agreement dated           June 2016 (the "Second Supplemental Agreement") relating to a secured loan agreement dated 22 December 2015 as amended and supplemented by a first supplemental agreement dated 6 April 2016 (the "Loan Agreement") made between you as the Borrowers, Scorpio Bulkers Inc. as the Guarantor, the banks listed in it as the Lenders, ourselves as the Agent, ABN AMRO Bank N.V. as the Swap Provider and ourselves as the Security Agent in respect of a loan to you from the Lenders of up to $27,250,000.
We hereby confirm that all conditions precedent referred to in Clause 2.1 of the Second Supplemental Agreement have been satisfied. In accordance with Clauses 1.1 and 4 of the Second Supplemental Agreement the Effective Date is the date of this confirmation and the amendments to the Loan Agreement are now effective.

Dated                 2016

Signed:___________________________________
For and on behalf of
ABN AMRO Bank N.V.

Exhibit - 4.64

In witness of which the parties to this Supplemental Agreement have executed this Supplemental Agreement as a deed the day and year first before written.

Exhibit - 4.64

Signed and delivered as                 )
a Deed by                 )
SBI Achilles Shipping Company Limited        )
acting by                        )
/s/ Mischa Withoft                )
its duly authorised    Attorney-in-Fact        )
)
in the presence of:                    )

Witness signature:…/s/ Ionna Tsekoura……………
Name:
Address:

Signed and delivered as                 )
a Deed by                         )
SBI Hermes Shipping Company Limited        )
acting by                        )
/s/ Mischa Withoft                )
its duly authorised    Attorney-in-Fact        )
in the presence of:                    )
Witness signature:……/s/ Ionna Tsekoura……………
Name:
Address:

Signed and delivered as                 )
a Deed by                         )
Scorpio Bulkers Inc.                    )
acting by                        )
/s/ Francesca Gianfranchi            )
its duly authorised    Attorney-in Fact        )
in the presence of:                    )

Witness signature:…/s/ Ionna Tsekoura……………
Name:
Address:

Exhibit - 4.64

Signed and delivered as                 )
a Deed by                         )
ABN AMRO Bank N.V. (as a Lender)        )
acting by                        )
/s/ Roderick McGeachy            )
its duly authorised    Attorney-in-Fact        )
)
in the presence of:                    )

Witness signature:…/s/ Daria Flippelli……………
Name:
Address:

Signed and delivered as                 )
a Deed by                         )
ABN AMRO Bank N.V.                 )
(as Agent)                        )
acting by                        )
/s/ Roderick McGeachy            )
its duly authorised    Attorney-in-Fact        )
)
in the presence of:                    )

Witness signature:……/s/ Daria Flippelli……………
Name:
Address:

Signed and delivered as                 )
a Deed by                         )
ABN AMRO Bank N.V.                )
(as Swap Provider)                    )
/s/ Roderick McGeachy            )
its duly authorised    Attorney-in-Fact        )
)
in the presence of:                    )

Witness signature:……/s/ Daria Flippelli……………
Name:
Address:

Exhibit - 4.64

Signed and delivered as                 )
a Deed by                         )
ABN AMRO Bank N.V.                )
(as Arranger)                        )
acting by                        )
/s/ Roderick McGeachy            )
its duly authorised    Attorney-in-Fact        )
in the presence of:                    )
Witness signature:…/s/ Daria Flippelli……………
Name:
Address:

Signed and delivered as                 )
a Deed by                         )
ABN AMRO Bank N.V.                )
(as Security Agent)                    )
acting by                        )
/s/ Roderick McGeachy            )
its duly authorised    Attorney-in-Fact        )
in the presence of:                    )
Witness signature:…/s/ Daria Flippelli……………
Name:
Address: